EXHIBIT 23.1

CONSENT OF UHY LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 33-90512, 333-47258, 333-116348 and 333-116349) of CAS Medical Systems, Inc. of our report dated March 6, 2006 relating to the financial statements, which appears in this Form 10-KSB.

/s/  UHY LLP

New Haven, Connecticut
March 23, 2006